Exhibit 21.1

                              DIALOGIC CORPORATION
                    PRINCIPAL SUBSIDIARIES OF THE REGISTRANT


NAME OF SUBSIDIARY                                JURISDICTION OF ORGANIZATION


Dialogic Investment Corporation                   New Jersey

Dialogic World Wide Services, Inc.                New Jersey

Dialogic (NZ) Limited                             New Zealand

Dialogic Telecom Europe S.A.                      Belgium

Dialogic Systems K. K.                            Japan

Dialogic FSC, Ltd.                                Barbados

Dialogic Israel, Ltd.                             Israel

Dialogic S.E.A., Ptd                              Singapore